UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TEEKAY OFFSHORE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-051255
(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4th floor, Belvedere Building,

69 Pitts Bay Road,

Hamilton HM 08, Bermuda

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Series A Cumulative Redeemable Preferred Units, representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-188051

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.25% Series A Cumulative Redeemable Preferred Units, representing limited partner interests in Teekay Offshore Partners L.P. (the “Registrant”), is set forth under the captions “Summary,” “Description of Series A Preferred Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus filed by the Registrant, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-188051) (the “Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on April 22, 2013. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

1.1	Certificate of Limited Partnership of Teekay Offshore Partners L.P. (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form F-1 (File No. 333-139116), filed with the SEC on December 4, 2006).

1.2	Registrant’s Registration Statement on Form F-3 (Registration No. 333-188051), as filed with the Securities and Exchange Commission on April 22, 2013 (incorporated herein by reference).

4.1	Second Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 25, 2013

TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C., its General Partner

By	/s/ Peter Evensen
	Name:	Peter Evensen
	Title:	Chief Executive Officer and Chief Financial Officer